UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No. __)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2016

Tarsier Ltd.

(Exact name of registrant as specified in its charter)

Delaware	0-54205	0-2188353
(Sate or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Madison Avenue, 3rd Floor

New York, New York 10065

(Address of principal executive offices)

Registrant’s telephone number, including area code: (646) 880-8680

475 Park Avenue South, 30th Floor

New York, New York 10016

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information contained in Item 2.01, Item 2.03, and Item 3.02 is hereby incorporated by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 30, 2016, Tarsier Ltd., a Delaware corporation (“we,” “us” or “our”), completed the acquisition of all of the outstanding capital stock of 1-800 NY Bulbs Limited, a New York corporation (“Bulbs”), pursuant to a Stock Purchase Agreement dated as of December 30, 2016 (the “Purchase Agreement”) among Randall D. Satin, a former director of our company (“Satin”), Lawrence Merson (“Merson” and, together with Satin, the “Sellers”) and our company. Bulbs is a 28-year-old, New York-based bulb supply and lighting maintenance services company.

Pursuant to the Purchase Agreement, at the closing of the acquisition, we paid to the Sellers an aggregate of $695,000 in cash, issued to the Sellers an aggregate of 420,000 shares of our common stock, par value $0.001 per share, and deposited an additional 600,000 shares of our common stock in escrow to be released to the Sellers pursuant to, and subject to the terms of, the Escrow Agreement dated as of December 30, 2016 (the “Escrow Agreement”) among the Sellers, our company and Westerman Ball Ederer Miller Zucker & Sharfstein, LLP, as escrow agent. At the closing, we also contributed $505,000 to the capital of Bulbs, of which $204,439 was applied by Bulbs at the closing to repay certain outstanding indebtedness, and the balance was retained by Bulbs for working capital. If the total liabilities of Bulbs on the closing date exceeded the total assets of Bulbs on such date, determined in accordance with generally accepted accounting principles pursuant to a post-closing audit of the financial statements of Bulbs, the Sellers have agreed to repay to us the amount of such deficit and the costs of such audit, which amounts shall be repaid out of the shares of our common stock being held pursuant to the Escrow Agreement with such shares being valued at $1.50 per share.

Pursuant to the Purchase Agreement, each of the Sellers will receive up to 100,000 shares per year of the 600,000 shares of our common stock that are held pursuant to the Escrow Agreement depending on the revenues and earnings of Bulbs each year for the three years ended December 31, 2019, with the maximum of 100,000 shares to be released if Bulbs has at least $2.5 million of revenues with a 15% profit margin in any such year. With respect to such shares, the Sellers may elect to have us purchase such shares from the Sellers at the time of release if the then-current market price of our common stock is less than $1.50 per share, subject to adjustment. However, our purchase obligation will be subordinate to our outstanding indebtedness to TCA Global Credit Master Fund, LP (“TCA”), pursuant to the terms of the Senior Secured Revolving Credit Facility Agreement dated as of January 29, 2016 (the “Credit Agreement”) between TCA and our company.

In the Purchase Agreement, the Sellers have agreed that they will not sell any of the shares of our common stock received pursuant to the Purchase Agreement, including any additional shares released to them pursuant to the Escrow Agreement, except pursuant to a licensed broker reasonably acceptable to us and in an amount on any day not in excess of 5% of the average daily volume of our common stock during the immediately preceding 15 calendar days.

Concurrently with the closing of the purchase of Bulbs, we drew down an aggregate of $1,200,000 under our credit line from TCA under the Credit Agreement. In connection with our acquisition of Bulbs and such borrowing, all of the assets of Bulbs was pledged to TCA pursuant to the Security Agreement dated as of January 29, 2016 between TCA and our company, and all of the capital stock of Bulbs was pledged to TCA pursuant to the Pledge Agreement dated as of January 29, 2016 between TCA and our company.

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In connection with our acquisition of Bulbs, we agreed that, for a period of three years from the closing date, the board of directors of Bulbs will consist solely of two representatives of the Sellers (which initially shall be the Sellers) and one representative of our company, who initially shall be Isaac H. Sutton, our sole officer and director. Bulbs also entered into a Management Agreement dated as of December 30, 2016 (the “Management Agreement”) with a newly-formed entity created by the Sellers (the “Manager”), pursuant to which the Sellers, on behalf of the Manager, will provide certain management services to Bulbs for a period of three years from the closing date. In consideration for such management services, Bulbs will pay to the Manager $30,000 per month. The Management Agreement contains provisions for its termination for “cause” and “good reason”, as well as confidentiality and non-compete provisions that are binding on the Manager and the Sellers, as are generally contained in employment agreements.

The foregoing description of such acquisition is qualified in its entirety by reference to the Purchase Agreement, the Escrow Agreement and the Management Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 29, 2016, we entered into the Credit Agreement with TCA. Pursuant to the Credit Agreement, TCA agreed to lend us up to a maximum of $15 million for working capital purposes, and provided an initial credit line in the amount of $5,000,000, which is subject to funding in the discretion of TCA. In connection with the closing of our acquisition of Bulbs, an additional take down of $1,200,000 was funded by TCA. In connection with such advance, we entered into the First Amendment to Credit Agreement dated effective as of December 30, 2016 (the “Credit Amendment”), pursuant to which we amended the Credit Agreement to extend the term of the our revolving loan under the Credit Agreement to the earlier of (i) August 30, 2018 and (ii) the date of our prepayment of all amounts owed by us under the Credit Agreement or (ii) the occurrence of an Event of Default (as defined in the Credit Agreement) and the acceleration by TCA of all obligations under the Credit Agreement and related security agreements. In consideration of such advance and amendments, we paid to TCA a transaction advisory fee and certain other fees in the aggregate amount of approximately $31,000 and increased the Advisory Fee payable to TCA under the Credit Agreement from $5 million to $6 million, which fee shall be payable in the manner set forth in the Credit Agreement.

The foregoing description of the Credit Amendment is qualified in its entirety by reference to that agreement, a copy of which is filed as Exhibit 10.4 to this Report.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure under Item 2.03 of this Report. Under the terms of the Purchase Agreement, we issued to the Sellers an aggregate of 420,000 shares of our common stock, and agreed to issue to the Sellers up to 600,000 additional shares of our common stock, in accordance with the terms and conditions set forth in the Purchase Agreement. The issuance of the shares of our common stock was made in reliance on the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 15, 2016, Randall D. Satin resigned his position as a director of our company due to personal reasons. Such resignation was not due to any disagreement with our company on any matter related to our operations, policies or practices.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

To be filed by amendment not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

To be filed by amendment not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

10.1	Stock Purchase Agreement dated December 30, 2016 among Tarsier Ltd., Randall D. Satin and Lawrence Merson.

10.2	Escrow Agreement dated as of December 30, 2016 among Randall D. Satin, Lawrence Merson and Westerman Ball Ederer Miller Zucker & Sharfstein LLP, as Escrow Agent.

10.3	Management Agreement dated as of December 30, 2016 between 1-800 NY Bulbs Limited and NY Bulbs Management LLC.

10.4	First Amendment to Credit Agreement dated effective as of December 30, 2016, among Tarsier Ltd., Tarsier Systems Ltd. and TCA Global Credit Master Fund, LP.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tarsier Ltd.

Date: January 11, 2017	By:	/s/ Isaac H. Sutton
Isaac H. Sutton
Chief Executive Officer

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